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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2013

Sunstone Hotel Investors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32319	20-1296886
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 Vantis, Suite 350 Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 330-4000

(Registrant’s telephone number including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                Completion of Acquisition or Disposition of Assets.

On May 1, 2013, a wholly-owned subsidiary of Sunstone Hotel Investors, Inc. (the “Company”) completed the acquisition of the 250-room Hilton St. Charles hotel located in New Orleans, Louisiana (the “Hotel”) from a third-party seller, St. Charles Hotel Investors, LLC (the “Seller”), for a contractual purchase price of $59.35 million. The Company funded the acquisition of the Hotel with existing cash. The Hotel will continue to be managed by Dimension Development Company pursuant to a new management agreement that has a term of five years. The Hotel will also continue to be operated under the Hilton brand pursuant to a new franchise agreement with Hilton Franchise, LLC, a wholly-owned subsidiary of Hilton Worldwide, that has a term of fifteen years.

There are no material relationships between the Seller and the Company or any of its affiliates, or any director or officer of the Company, or any associate of any such director or officer, other than in respect to the acquisition of the Hotel.

Item 2.02.                Results of Operations and Financial Condition.

On May 6, 2013, the Company issued a press release regarding its financial results for the first quarter ended March 31, 2013. The press release referred to a supplemental information package that is available on the Company’s website, free of charge, at www.sunstonehotels.com. A copy of the press release and the supplemental information package are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by this reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Changes to Committee Membership

On May 2, 2013, the Board of Directors of the Company approved certain changes to the membership composition of the Nominating and Corporate Governance Committee (the “NCGC”) and the Strategic Planning and Capital Markets Committee (the “SPCMC”).  Specifically, Douglas M. Pasquale will serve as Chair of the SPCMC, Andrew Batinovich will join the SPCMC, and Keith M. Locker will no longer serve as a member of the SPCMC.  In addition, Keith P. Russell will join the NCGC and Mr. Batinovich will no longer serve as a member of the NCGC.

The table below summarizes the membership information for each of the committees of the Company’s Board of Directors, effective May 2, 2013:

	Audit		Compensation		Nominating and Corporate Governance		Strategic Planning and Capital Markets
Andrew Batinovich	X						X
Z. Jamie Behar	X				X	*	X
Kenneth E. Cruse
Thomas A. Lewis			X	*
Keith M. Locker
Douglas M. Pasquale			X		X		X	*
Keith P. Russell	X	*			X		X
Lewis N. Wolff			X		X

*Chair

Item 5.07.                Submission of Matters to a Vote of Security Holders.

On May 1, 2013, the Company held its Annual Meeting of Stockholders. The matters on which the stockholders voted, in person or by proxy, and the results of such voting, were as follows:

1)            Nomination and election of directors to serve until the next annual meeting and until their successors are elected and qualified:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Andrew Batinovich	144,021,411	1,078,248	0	1,978,636
Z. Jamie Behar	144,267,377	832,282	0	1,978,636
Kenneth E. Cruse	144,519,023	580,636	0	1,978,636
Thomas A. Lewis, Jr.	143,794,282	1,305,377	0	1,978,636
Keith M. Locker	144,519,427	580,232	0	1,978,636
Douglas M. Pasquale	135,767,505	9,332,154	0	1,978,636
Keith P. Russell	144,519,153	580,506	0	1,978,636
Lewis N. Wolff	143,789,412	1,310,247	0	1,978,636

2)             Ratification of the appointment of Ernst & Young LLP to act as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes
146,387,401	664,036	26,858	0

3)            Advisory vote on the compensation of Sunstone’s named executive officers:

Votes For	Votes Against	Abstentions	Broker Non-Votes
139,909,231	5,163,009	27,418	1,978,637

Item 9.01.                Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

With respect to the Hotel acquisition discussed above in Item 2.01, the financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

With respect to the Hotel acquisition discussed above in Item 2.01, the financial statements required by Item 9.01(b) are currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K is required to be filed.

(d) Exhibits.

See Exhibit Index below.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated May 6, 2013.
99.2	Supplemental information package for the quarter ended March 31, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sunstone Hotel Investors, Inc.

Date: May 6, 2013	By:	/s/ Bryan A. Giglia
Bryan A. Giglia (Principal Financial Officer and Duly Authorized Officer)